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                                                                       EXHIBIT 5






                                                     August 1, 2000



The May Department Stores Company
611 Olive Street
St. Louis, Missouri  63101-1799

                  Re:      The May Department Stores Company
                           Registration Statement on Form S-3

Ladies and Gentlemen:

                  We have acted as special counsel to (1) The May Department Stores Company, a New York corporation (the "Company"), and (2) The May Department Stores Company, a Delaware corporation (the "Guarantor"), in connection with the preparation of a Registration Statement on Form S-3 (the "Registration Statement"), to be filed by the Company and the Guarantor with the Securities and Exchange Commission (the "Commission") on the date hereof under the Securities Act of 1933, as amended (the "Act"). The Registration Statement relates to the issuance and sale from time to time pursuant to Rule 415 of the General Rules and Regulations promulgated under the Act, of debt securities ("Debt Securities"), and the guarantees thereof ("Guarantees" and, together with the Debt Securities, the "Securities") by the Guarantor, with an aggregate public offering price of up to $1,000,000,000. The Securities are to be issued pursuant to an Indenture, dated as of June 17, 1996 (the "Indenture"), among the Company, the Guarantor and The First National Bank of Chicago, as trustee (the "Trustee").

                  This opinion is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.


                  In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration

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August 1, 2000
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Statement, (ii) the form of each of the Debt Securities and the Guarantees;
(iii) an executed copy of the Indenture; (iv) the Restated Certificate of Incorporation of the Company, as amended to date (the "Company Certificate of Incorporation"); (v) the By-Laws of the Company, as amended to date (the "Company By-Laws"); (vi) the Amended and Restated Certificate of Incorporation of the Guarantor, as amended to date (the "Guarantor Certificate of Incorporation"); (vii) the By-Laws of the Guarantor, as amended to date (the "Guarantor By-Laws"); (viii) the Form T-1 of the Trustee filed as an exhibit to the Registration Statement; (ix) certain resolutions of the Board of Directors of the Company; and (x) certain resolutions of the Board of Directors of the Guarantor. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

                  In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies. In making our examination of executed documents or documents to be executed, we have assumed that the parties thereto, other than the Company and the Guarantor, had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and that such documents constitute valid and binding obligations of such parties. As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company, the Guarantor and others.


                  Our opinions set forth herein are limited to the laws of the State of New York which are normally applicable to transactions of the type contemplated by the Indenture and the Securities and, to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws (all of the foregoing being referred to as "Opined on Law"). We do not express any opinion as to the law of any jurisdiction, other than the foregoing

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jurisdiction relating to Opined on Law, or as to the effect of such non opined law in the opinions herein stated.

                  Based on and subject to the foregoing and to the other qualifications, limitations, exceptions and assumptions set forth herein, we are of the opinion that with respect to any series of Debt Securities ("Offered Debt Securities") and any series of Guarantees thereof ("Offered Guarantees" and, together with Offered Debt Securities, "Offered Securities"), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Act and the Indenture has been qualified under the Trust Indenture Act of 1939, as amended; (ii) an appropriate prospectus supplement with respect to the Offered Securities has been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations thereunder; (iii) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of each of the Company and the Guarantor have taken all necessary corporate action to approve the issuance and terms of the Offered Securities and related matters; (iv) the terms of the Offered Securities have been established in conformity with the Indenture; (v) the Offered Securities are duly executed, delivered, authenticated and issued in accordance with the Indenture and delivered and paid for in the manner contemplated in the Registration Statement or any prospectus supplement relating thereto; and (vi) if the Offered Securities are to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Securities has been duly authorized, executed and delivered by the parties thereto, the Offered Debt Securities will be valid and binding obligations of the Company, entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, and the Offered Guarantees will constitute valid and binding obligations of the Guarantor, entitled to the benefits of the Indenture, enforceable against the Guarantor, in each case, except to the extent that (a) enforcement thereof may be limited by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity) and
(b) the waiver contained in Section 512 of the Indenture may be deemed unenforceable.

                  In rendering the opinions set forth above, we have assumed (a) that the execution and delivery by the Company of the Debt Securities and the Indenture

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and the performance by the Company of its obligations thereunder do not and will not violate, conflict with or constitute a default under any agreement or instrument to which the Company or its properties is subject and (b) that the execution and delivery by the Guarantor of the Guarantee and the Indenture and the performance by the Guarantor of its obligations thereunder do not and will not violate, conflict with or constitute a default under any agreement or instrument to which the Guarantor or its properties is subject.

                  We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also hereby consent to the use of our name under the heading "Validity of the Debt Securities" in the prospectus which forms a part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder. This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable law.

                                         Very truly yours,

                                  /s/ Skadden, Arps, Slate, Meagher & Flom LLP


















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